SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2008

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On December 1, 2008, Kohl’s Department Stores, Inc., (the “Company”) and Thomas Kingsbury, the Company’s Senior Executive Vice President, entered into an agreement (the “Agreement”) relating to Mr. Kingsbury’s resignation as an Officer and employee of the Company.

The Agreement includes the following terms:

●	Mr. Kingsbury’s resignation was effective immediately, and his Employment Agreement, which previously had a continuous three year term, was terminated.

●	Mr. Kingsbury’s salary was payable only through December 1, 2008, and he will not be entitled to any severance payments.

●	Mr. Kingsbury will not be eligible for any bonus payouts for fiscal years 2008 or any subsequent year.

●	Mr. Kingsbury’s restricted stock and stock options ceased vesting on December 1, 2008.

●	Pursuant to the terms of the Company’s Long-Term Compensation Plans, Mr. Kingsbury will retain the right for ninety days from December 1, 2008 to exercise all vested and non-expired stock options.

●	Mr. Kingsbury provided the Company with a waiver of claims and general release.

●

Mr. Kingsbury agreed not to compete with the Company for one year, provided that the Company agreed not to take any action to enforce the non-competition provisions of the Agreement to prevent Mr. Kingsbury’s employment as President and Chief Executive Officer of the Burlington Coat Factory chain of retail stores.

Item 1.02.

Termination of Material Definitive Agreement.

See Item 1.01.  In connection with entering into the Agreement, the Company and Mr. Kingsbury terminated Mr. Kingsbury’s August 1, 2006 employment agreement, as amended on November 17, 2008.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01.  Pursuant to the Agreement, Mr. Kingsbury resigned as Senior Executive Vice President of the Company effective December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 5, 2008

KOHL’S CORPORATION

By:  /s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

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